Fifth Third Bank Auto Receivables Trust 1996-B            EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Apr-97            30-Apr-97
Distribution Date:    15-May-97                       Per $1,000 of
                                                         Original
                                                        Class A /
Statement for Class A and Class B                        Class B
  Certificateholders Pursuant to Section 4.7           Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $13,466,033.89    $35.08205691
          Class B Certificate Amount   $1,013,572.44    $35.08142185

(ii)  Interest Distribution
          Class A Certificate Amount   $1,552,543.46     $4.04472605
          Class B Certificate Amount     $121,390.41     $4.20152326

(iii)  Servicing Fee                     $258,822.38     $0.62708956

(iv)  Class A Certificate Balance
         (after principal distributions)             $275,379,260.98
        Class A Pool Factor
         (after principal distributions)                   0.7174251
        Class B Certificate Balance
         (after principal distributions)              $20,727,994.18
        Class B Pool Factor
         (after principal distributions)                   0.7174302

(v)  Total Pool Balance
         (end of Collection Period)                  $296,107,255.16

                                      Current Period      Cumulative
vi)     Defaulted Receivables            $333,489.51   $1,796,338.18
         Liquidation Proceeds            $122,976.40     $545,165.45
         Aggregate Net Losses            $210,513.11   $1,251,172.73

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                    $0.00
          Interest Portion                                     $0.00

(viii)  Class A Interest Carryover Shortfall                   $0.00
          Class B Interest Carryover Shortfall                 $0.00
          Class A Principal Carryover Shortfall                $0.00
          Class B Principal Carryover Shortfall                $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)        $14,805,362.76

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)     $14,805,362.76